UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

BOTETOURT BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2008

Dear Stockholder,

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Botetourt Bankshares, Inc., the holding company for Bank of Botetourt. The meeting will be held on Wednesday, May 14, 2008, beginning at 2:30 p.m. at Buchanan Theatre, Main Street in Buchanan, Virginia.

The accompanying notice and proxy statement describe the matters to be presented at the meeting. The purpose of the meeting is to elect directors of the Company and transact any other business that may properly come before the meeting.

Please complete, sign, date, and return the enclosed proxy form as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. This proxy may be revoked by you at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of Bank of Botetourt and Botetourt Bankshares, Inc.

Sincerely,

H. Watts Steger, III
Chairman & CEO

BOTETOURT BANKSHARES, INC.

19747 Main Street

P.O. Box 339

Buchanan, Virginia 24066-0339

Notice of 2008 Annual Meeting of Stockholders

To be held May 14, 2008

The 2008 Annual Meeting of Stockholders of Botetourt Bankshares, Inc. will be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 14, 2008, at 2:30 p.m. for the following purposes:

1.	To elect the Directors of the Board of the Company to serve until the next annual meeting, as described in the proxy statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at close of business on March 28, 2008 are entitled to notice of and to vote at the annual meeting or any adjournment.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

IMPORTANT NOTICE

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. STOCKHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AT ANY TIME BEFORE VOTING OCCURS AND PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED AT ANY TIME BEFORE VOTING OCCURS.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

March 28, 2008

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2008 Annual Meeting of Stockholders of Botetourt Bankshares, Inc., which will be held at Buchanan Theatre on Main Street in Buchanan, Virginia, on Wednesday, May 14, 2008, at 2:30 p.m., and at any adjournments thereof. The principal executive offices of the Company are located at 19747 Main Street, Buchanan, Virginia 24066. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 7, 2008.

All properly executed proxies delivered pursuant to this solicitation will be voted as instructed, and in the absence of instructions will be voted FOR the election of Directors. Any stockholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A stockholder may revoke his or her proxy at any time before it is exercised (i) by filing written notice with the Secretary of Botetourt Bankshares (Secretary, Botetourt Bankshares, Inc., P.O. Box 339, Buchanan, Virginia 24066-0339); (ii) by filing a later valid proxy with the Secretary of Botetourt Bankshares; or (iii) by appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke your proxy. We follow with answers to what we suspect are your questions about this material and our Annual Meeting.

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2007 is being mailed to you concurrently with this Proxy Statement, but is not and should not be considered proxy solicitation material.

Who may vote at the meeting?

The Directors of Botetourt Bankshares, Inc. have fixed March 28, 2008, as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters presented at the meeting. This includes shares held directly in your name and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The majority of Botetourt Bankshares’ outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a “quorum.” As of March 28, 2008, we had 1,244,925 shares of Common Stock outstanding, so 622,463 shares must be present at the meeting, either in person or by proxy, to satisfy this quorum requirement. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum has been reached in the meeting.

Who is requesting my vote?

The Board of Directors of this Company is soliciting proxies on its behalf in the enclosed form. These solicitations will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, directors, officers or employees of the Company or the Bank may solicit your proxy by telephone or other means. No director or employee who solicits proxies will receive any additional compensation for that effort, although they may be reimbursed for out-of-pocket expenses. The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Meeting, and the enclosed proxy is borne by the Company.

How many votes are required to approve each proposal?

The approval of the routine election of directors requires the vote of one-half (50%) of the Company’s outstanding shares of common stock. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the most votes cast at the meeting will be elected as directors. If someone else holds your shares, we urge you to contact the person or broker responsible for your account today and instruct them to execute a proxy on your behalf for the annual meeting.

How do I vote?

You may vote by mail by completing the enclosed proxy card, signing it, and mailing it to us. If your stock is held in “street name,” follow the directions from your broker and return to them your voting instruction card. You may provide a legal proxy naming another person, and that person may attend the meeting and vote in your stead. You also may vote in person, whether or not you vote by mail, by attending the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the share ownership as of March 28, 2008, of the stockholders known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	OWNERSHIP AS A PERCENTAGE OF COMMON STOCK
Norma P. Wells Living Trust	58,724	4.72%
Post Office Box 422
Buchanan, VA 24066

The Norma P. Wells Irrevocable	23,132	1.86%
Insurance Trust
Post Office Box 422
Buchanan, VA 24066

Norma P. Wells Marital Trust	5,509	0.44%
Post Office Box 422
Buchanan, VA 24066

Total	87,365	7.02%

(1)    In general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of a security, has the power to dispose of or direct the disposition of the security, or has or has the right to acquire beneficial ownership within 60 days.

Specific holdings of the directors and executive officers and holdings as a group can be found on page 9.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of beneficial ownership reporting Forms 3, 4 and 5 furnished to the Company under Rule 16a-3(e) of the SEC, and upon appropriate written representations, we believe that all reports of initial and subsequent changes in beneficial ownership of the Company’s securities as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were filed with the Commission on a timely basis during 2007 by all persons who were directors or executive officers of the Company at any time during the year.

THE BOARD OF DIRECTORS RECOMMENDS TO THE COMPANY’S STOCKHOLDERS A VOTE “FOR” THIS PROPOSAL

ITEM 1 - ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II, and III), with each class elected for a three-year term. The terms of office for three Class II directors will expire at the Annual Meeting, and the nominees to serve as Class II directors are set forth below. All three nominees currently serve as directors of the Company. Mr. Marshall was originally appointed a director of the Bank in 1976 and then became a director of the Company when we formed the holding company. Mr. Moore was originally appointed a director of the Bank in 1982 and then became a director of the Company when we formed the holding company. Mr. Hayth was originally appointed a director of the Bank in 1990 and then became a director of the Company when we formed the holding company. If elected, the Class II directors will serve until the Annual Meeting of Stockholders held in 2011 or until their respective successors are elected and qualified.

The persons named as “proxies” in the enclosed proxy form, those persons who will vote as instructed in the proxy forms submitted, intend to vote for the election of the three persons named below, unless instructed otherwise in the submitted proxies. Proxies will be voted for the election as Directors of the nominees (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate) or not, as directed by each beneficial stockholder. The Board of Directors does not anticipate that any nominees will be unavailable for election.

Members of the Board of Directors of Botetourt Bankshares, Inc. are expected to have the appropriate skill and characteristics necessary to function in our current operating environment and to contribute to our future direction and strategies. These include legal, financial, management, and other relevant skills, varying experience, perspective, residence, background, and age.

The Board recommends election of the director nominees set forth in this Proxy Statement. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including principal occupation, is given in connection with the nominees for election to the Board at the Annual Meeting, for the directors who will continue in office after the Annual Meeting and for the non-director Named Executive Officers of the Company.

DIRECTOR NOMINEES

Nominees (Age)	Director Since	Principal Occupation And Directorships	Shares Owned, Shares acquirable within 60 days, and % of Total
CLASS II (Serving until 2011)
G. Lyn Hayth, III (49)	1990	Secretary of the Company; President of the Bank	5,707	950	*	(1)
Gerald A. Marshall (69)	1976	Retired	15,058	—	1.21	%(2)
Tommy L. Moore (58)	1982	Botetourt County Clerk of Circuit Court	15,358	—	1.23%

DIRECTORS WHO WILL CONTINUE IN OFFICE

CLASS I (Serving until 2010)
D. Bruce Patterson (57)	2001	Rockbridge County Clerk of Circuit Court	2,169	—	*
F. Lindsey Stinnett (67)	1980	Farmer	17,058	—	1.37	%(3)
John B. Williamson, III (53)	2003	Chairman, President & CEO, RGC Resources, Inc., a public reporting energy provider company	3,282	—	*	(4)

CLASS III (Serving until 2009)
Edgar K. Baker (63)	2001	President, Contracting Enterprises, Inc., an underground utilities contractor company	10,461	—	*	(5)
Joyce R. Kessinger (55)	1986	Director of Human Resources, Boxley Materials Company, a construction materials supplier company	10,778	—	*	(6)
H. Watts Steger, III (60)	1976	Chairman and CEO of the Company and Bank of Botetourt	50,700	800	4.13	%(7)

NON-DIRECTOR NAMED EXECUTIVE OFFICERS

Name (Age)	Named Executive Officer Since	Position	Shares Owned, Shares acquirable within 60 days, and % of Total
Michelle A. Alexander (36)	2006	Senior Vice President & Chief Financial Officer	2,017	275	*
P. Duaine Fitzgerald (56)	2006	Senior Vice President – Financial Services	1,468	500	*	(8)
Andrew T. Shotwell (41)	2006	Senior Vice President – Bank Operations	1,370	650	*	(9)
Jennifer S. Theimer (36)	2007	Senior Vice President & Chief Risk Officer	150	—	*	(10)
Vicky M. Wheeler (56)	2006	Senior Vice President – Branch Administration & Human Resources	1,335	750	*	(11)

14 Directors and Named Executive Officers as a group			136,911	3,925	11.28	%(12)

*	Controls less than 1% of the total shares outstanding
(1)	Mr. Hayth holds 2,357 shares in his own name; 3,110 shares are held jointly with his wife, and 240 shares are held by Mr. Hayth as custodian for his children, but are reported in his total beneficial ownership.
(2)	Mr. Marshall holds 11,808 shares in his own name; 2,250 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(3)	Mr. Stinnett holds 12,408 shares in his own name; 3,650 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(4)	Mr. Williamson holds 1,228 shares in his own name; 1,754 shares are held jointly with his wife, and are reported in his total beneficial ownership.
(5)	Mr. Baker holds 4,461 shares in his own name; 1,000 shares are held jointly with his wife, and 5,000 shares are held solely by his wife, but are reported in his total beneficial ownership.
(6)	Mrs. Kessinger holds 9,778 shares in her own name; 1,000 shares are held solely by her husband, but are reported in her total beneficial ownership.
(7)	Mr. Steger holds 46,700 shares in his own name; 4,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(8)	Mr. Fitzgerald holds 1,368 shares in his own name; 100 shares are held solely by his wife, but are reported in his total beneficial ownership.
(9)	Mr. Shotwell holds 200 shares in his own name; 1,010 shares are held jointly with his wife, and 160 shares are held by Mr. Shotwell as custodian for his children, but are reported in his total beneficial ownership.
(10)	Mrs. Theimer holds 75 shares in her own name; 75 shares are held solely by her husband, but are reported in her total beneficial ownership.
(11)	Mrs. Wheeler holds 635 shares in her own name; 700 shares are held jointly with her husband, but are reported in her total beneficial ownership.
(12)	Computed in accordance with SEC Rule 13d-3 to reflect stock options exercisable within 60 days.

UNLESS AUTHORITY FOR THE NOMINEES IS WITHHELD, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2007 was $2,445,104, or 9.24% of the Company’s equity capital at that date.

There are no legal proceedings to which any director, officer, principal stockholder or associate is a party that would be material and adverse to the Company.

The Board of Directors of the Bank consists of these same individuals. We are not aware of any family relationship between any director or person nominated by the Company to become a director, nor are we aware of any involvement in legal proceedings which are material to the ability or integrity of any director or person nominated to become a director. Only two of our nine directors, Messrs. Steger and Hayth, are not independent, because they are employees of the Company and the Bank.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board Committees and Attendance

During 2007 there were 12 meetings of the Board of Directors of the Company and 12 meetings of the Board of Directors of the Bank. Each director attended at least 75% of all meetings of the boards and committees on which he or she served. The Board of Directors has an Audit Committee which meets monthly, a Loan Committee which meets monthly, an Investment Committee and Policy Review Committee which meet quarterly, a Marketing and Community Reinvestment Act Committee which meets semi-annually, and a Compensation Committee, Strategic Planning Committee, Corporate Governance & Nominations Committee, SOX 404 Disclosure Committee, and a Special Events Committee which each meet as needed.

The Corporate Governance & Nominations Committee of the Company considers individuals to nominate directors. The Board has not approved a Corporate Governance & Nominations Committee charter. The Corporate Governance & Nominations Committee generally considers a nominee’s character, standing in and reflection of the community, financial expertise, and likely integration with the existing board. Any stockholder wishing to nominate a candidate for director may do so by writing a letter to the Board, including a written consent to be a director by the candidate, sufficient background information about the candidate, sufficient identification of the nominating stockholder, and a representation by the nominating stockholder that he or she will appear in the Annual Meeting of Stockholders (in person or by proxy) to nominate the proposed candidate. Nominations must be received by the Board at the main office of the Company no later than March 1, 2009, in order for that candidate to be considered by the board next year. Any candidate submitted by a stockholder will be reviewed and considered in the same manner as the other candidates, based on their respective qualifications. Qualifications required may vary depending on the areas of expertise needed at the time, but minimum qualifications include extensive business leadership experience, knowledge of relevant issues, contacts and standing in the communities served, and time available to perform the responsibilities of a director.

Stockholder Communications with the Board

The Company has an informal process for stockholders to communicate with the Board of Directors. If you wish to communicate with the Board or any of its members, you may do so by sending written correspondence to the Board or any member at the Company’s principal address, Attention: Board of Directors, P.O. Box 339, Buchanan, Virginia 24066-0339.

Interest of Management in Certain Transactions

As of December 31, 2007 the total maximum extensions of credit available to policy-making officers, directors, principal stockholders and their associates amounted to $2,445,104, or 9.24%, of total year-end capital. The maximum aggregate amount of such indebtedness available in 2007 was $3,250,504 or 12.29% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present any unfavorable features. None of these loans are past due or on non-accrual status. The Bank expects to have in the future similar banking transactions with officers, directors, principal stockholders and their associates.

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company (the “Board”), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A copy of the Charter is incorporated herein by reference in the appendix of the proxy statement of Schedule 14A filed by the Company on March 24, 2006.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2007, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and Elliott Davis, LLC (“Elliott Davis”), the Company’s independent accountants;

•	Discussed with management, Elliott Davis and the Company’s internal auditors the adequacy of the system of internal controls;

•	Discussed with Elliott Davis the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•

Received written disclosures and the letter from Elliott Davis regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Elliott Davis its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The committee does not complete its reviews prior to the Company’s public announcements of financial results. Also, in its oversight role, the committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Elliott Davis, the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

John B. Williamson, III, Chairman

Tommy L. Moore

D. Bruce Patterson

All of the members of the Audit Committee are independent of the Company and the Bank. The Board of Directors has determined that Mr. John B. Williamson, III, chairman, president, and CEO of RGC Resources, Inc., a reporting company, qualifies as an “audit committee financial expert” within the meaning of Item 401 of Regulation S-K of the Securities Exchange Act. Mr. Williamson is independent of management based on the independence requirements set forth in the NASD’s definition of “independent director.”

Principal Accounting Fees and Services

The following table presents the fees for professional audit services rendered by Elliott Davis, LLC, for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006 and fees billed for other services rendered by Elliott Davis during those periods. Certain amounts for 2006 have been reclassified to conform to the 2007 presentation.

	Year Ended December 31
	2007	2006
Audit fees [1]	$73,287	$62,859
Audit-related fees [2]	1,350	2,000
Tax fees [3]	—	—
All other fees	—	—

Total	$74,637	$64,859

[1]	Audit fees consist of audit and review services, consents and review of documents filed with the SEC.
[2]	Audit-related fees consist of assistance and discussion concerning financial accounting and reporting standards and other accounting issues.
[3]	Tax fees consist of preparation of federal and state tax returns, review of quarterly estimated tax payments, and consultation concerning tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to Mr. John B. Williamson, III, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

EXECUTIVE MANAGEMENT AND COMPENSATION

Executive Management

H. Watts Steger, III is the President and Chief Executive Officer of Botetourt Bankshares and Chairman and Chief Executive Officer of the Bank. Mr. Steger is a veteran banker with over thirty-seven years banking experience with Bank of Botetourt, employed first by the Bank in March 1971. He became Executive Vice President and Chief Executive Officer of the Bank in 1976 and was elected President in 1984. Mr. Steger is a 1970 graduate of Hampden-Sydney College. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is a graduate of the Graduate School of Banking of the South at Louisiana State University. He currently serves on the faculty of both schools.

G. Lyn Hayth, III is Secretary of the Company and President of the Bank. Mr. Hayth holds a Bachelor of Science degree in Agricultural Economics and a Master of Science degree from Virginia Polytechnic Institute and State University. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is also a graduate of the Graduate School of Banking of the South at Louisiana State University. He joined Bank of Botetourt in 1986 as a Vice President, following three years with Farm Credit Service. Mr. Hayth was elected to the Board of Directors of the Bank in 1990 and was named Executive Vice President in 1995. He was elected President of the Bank in January 2002.

P. Duaine Fitzgerald is a Senior Vice President of the Bank. Mr. Fitzgerald holds an Associate in Applied Science degree with a major in Business Management from Dabney Lancaster Community College in 1972. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia. Mr. Fitzgerald started his banking career in 1973 with First National Exchange Bank in Lexington and worked with American Federal Savings Bank, First Federal Savings Bank, CorEast Savings Bank, Bank of Rockbridge, One Valley Bank, and BB&T before joining Bank of Botetourt in 2000 as Senior Vice President of Financial Services.

Executive Compensation

The Compensation Committee’s primary goal in our compensation program is to attract, motivate, and retain qualified management for the Company and to provide incentives for them to manage the Company to the benefit of shareholders and depositors. Accordingly, we compensate our executive officers with a mix of base salary and a bonus, including a benefits package consistent with that available to all other employees.

The Compensation Committee of the board of directors reviews all compensation and awards to executive officers and reports them to the board of directors. Specifically, the committee submits the base salary, the total amount available as bonus, and the framework of the bonus calculation to the board of directors for approval. It is a subjective process, but we consider many factors each year in doing this, including available surveys of salaries and benefits, adjusted for institution size and location, and relative performance. We set salary largely based on our analysis of these surveys. We divide our bonus into two parts. One part is objective, based on the Company’s performance reflected in earnings per share, and one part is subjective, based on a list of strategic and operational objectives.

The committee consults the chief executive officer and chairman before setting bonus compensation levels and operational objectives for the other senior officers. All such committee determinations are submitted to the board for review, amendment, and approval. Then, after the end of the year, the specific bonus calculations are delegated to the Committee for final determination. On its own initiative, the committee reviews the performance of the executive officers and communicates the total awarded bonus.

We believe that this compensation program aligns executive incentives with stockholder value creation.

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended December 31, 2007. The Named Executive Officers are the Company’s Chief Executive Officer and the other two most highly compensated executive officers who meet inclusion requirements in the table below.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (2)	Total ($) (3)
H. Watts Steger, III Chief Executive Officer	2007	177,880	27,000	13,634	218,514
	2006	170,216	60,000	13,280	243,496

G. Lyn Hayth, III President	2007	128,809	20,000	5,464	154,273
	2006	123,260	35,000	6,779	165,039

P. Duaine Fitzgerald Senior Vice President	2007	95,400	16,000	9,311	120,711
	2006	90,000	10,988	7,478	108,466

(1)	Represents amounts paid under the Company’s executive incentive plan during the year in respect of service performed in the prior year.
(2)

All Other Compensation includes automobile, the imputed cost of coverage in excess of $50,000 of group-term insurance under an employee policy, and Company match on employee contributions to the Company’s 401(k)/thrift plan. Country club dues are included in All Other Compensation for Messrs. Steger and Fitzgerald.

(3)

Total does not include change in pension value and nonqualified deferred compensation earnings. Elements of these plans are discussed in the sections entitled Defined Benefit Pension Plan and Deferred Compensation Plan.

Stock Options

The Bank adopted the Incentive Stock Option Plan in 1999 to provide incentives to employees in order to promote the identification of their personal interest with the long-term financial success of the Company and with growth in stockholder value. Under the terms of the plan, options are granted at an exercise price set by the Board (no less than 100% of the fair market value of the stock on the date of grant), expire no more than ten years from the date of grant and may not be exercised for six months after the date of grant. Options for all 10,000 shares available under that plan have been granted, so the Plan currently has no additional shares available. Options for 6,700 shares remain unexercised, but no shares remain available for grants and awards under the Plan at December 31, 2007.

A copy of this plan is incorporated herein by reference to Exhibit 10.4 of the 2002 Form 10-SB filed by the company on September 19, 2002. The following table shows the number of shares covered by exercisable options held by the Company’s Named Executive Officers on December 31, 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards (1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Name
H. Watts Steger, III, Chief Executive Officer	200 500 500 300	18.00 21.00 23.00 25.00	12-22-09 12-22-09 12-22-09 12-22-09

G. Lyn Hayth, III President	250 500 200	21.00 23.00 25.00	12-22-09 12-22-09 12-22-09

P. Duaine Fitzgerald Senior Vice President	400 200	23.00 25.00	12-22-09 12-22-09

(1)	The Company does not and has not provided stock awards.

Defined Benefit Pension Plan

The Bank has a qualified noncontributory, defined benefit pension plan which covers substantially all of its employees. All employees who have reached age 21 with one year of service are eligible. The benefits are primarily based on years of service and average earnings for the participants’ final five years of employment. Participants are fully vested in the plan after five years of service. The plan’s funded status is discussed in Note 11 to the Consolidated Financial Statements.

The estimated present value of accumulated benefit is $1,012,676 for Mr. Steger, credited with 37 years of service, $220,808 for Mr. Hayth, credited with 21 years of service, and $69,013 for Mr. Fitzgerald, credited with 7 years of service.

In 2007, the change in pension value earnings amounted to $99,154 for Mr. Steger, $39,052 Mr. Hayth, and $18,943 for Mr. Fitzgerald. These values are solely an estimate of the increase in actuarial present value of the named Executive Officer’s age 65 accrued benefit under the Company’s defined benefit plan for 2007. There can be no assurance that these amounts will ever be realized by the Named Executive Officers. While not a component of the Summary Compensation Tables, these actuarial values could be considered an element of the Company’s overall compensation package for its Named Executive Officers.

The estimated annual benefit payable under the defined benefit pension plan upon retirement at age 65 is $127,195 for Mr. Steger, $82,119 for Mr. Hayth, and $27,381 for Mr. Fitzgerald. Benefits are estimated on the basis that each will continue their employment with the Company until age 65 and receive covered salary in the same amount paid in 2007.

Deferred Compensation Plan

Funded deferred compensation plans have been adopted for certain members of the Board and Executive employees. The corresponding assets and liabilities accounts at December 31, 2007 were valued at $131,825 for the Director Plan and $278,274 for the Executive Plan. Under this plan, directors’ fees and executive officer bonuses may be contributed to the plan, at the sole discretion of the director or executive officer. This plan is managed by the Virginia Bankers Association.

In 2007, the change in nonqualified deferred compensation earnings amounted to $16,414 for Mr. Steger and $80 for Mr. Hayth. Mr. Fitzgerald is not a participant in the plan.

Severance Benefits

Our company does have change-in-control agreements with all of its named executive officers and five additional senior officers. Each of these agreements remains in effect as long as the individual remains employed by the company. The agreements entitle the executive to a lump sum payment equal to one year’s annual compensation should a change in control transpire. That benefit applies so long as the individual is employed at the time of the change of control. An example of the change of control agreement is available at Exhibit 10 to the Company’s filing of its 2002 Form 10-SB filed by the Company on September 19, 2002, which is incorporated herein by reference.

Profit Sharing/Thrift Plan

The Bank provides a profit sharing and thrift plan for employees, including executive officers. Company contributions to the profit sharing plan are made at the discretion of the board. The thrift plan allows voluntary employee contributions of up to the IRS maximum limit. We match 50% of up to the first 6% of base salary contributed by each employee. The total contribution to the thrift/profit sharing plan by the Company for all employees in 2007 was $117,816.

Directors’ Compensation

Each of the directors of the Company is also a director of the Bank. Each member of the Board of the Bank receives a retainer of $8,400 per year and a fee ranging from $100-300 per committee meeting attended. Directors may elect to defer all or a portion of said fees in accordance with a deferred compensation plan and stock purchase plan discussed below.

The Company previously approved the Incentive Stock Option plan, the Employee Stock Discount plan, and the Directors Stock Incentive Plan. In addition to cash compensation, non-employee members of the Board of Directors participate in the Directors Stock Incentive Plan. Under this plan, directors can elect to defer up to 50% of his or her fees to purchase Company stock.

The following chart summarizes the annual cash compensation for the Company’s directors during 2007.

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Total ($) (2)
Edgar K. Baker	11,400	11,400

G. Lyn Hayth, III	8,400	8,400

Joyce R. Kessinger	10,300	12,228

Gerald A. Marshall	10,500	14,605

Tommy L. Moore	11,100	11,944

D. Bruce Patterson	10,700	10,700

H. Watts Steger, III	8,400	8,400

F. Lindsey Stinnett	10,300	10,300

John B. Williamson, III	11,900	11,932

(1)	Amounts shown are not reduced to reflect the directors’ elections, if any, to defer receipt of salary into a nonqualified deferred compensation plan.
(2)	The Company does not provide stock awards, option awards, or non-equity incentive plan compensation to outside directors.

Independent Public Accountants

The Company’s Audit Committee has appointed Elliott Davis, LLC as independent public accountants for the current fiscal year ending December 31, 2007. A representative of Elliott Davis, LLC will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the stockholders.

Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics that apply to its directors, executives and employees. A copy of these codes was provided as Exhibits 99.2, 99.3, and 99.4 in the 2003 Form 10-KSB filed March 23, 2006.

Whistleblower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by Company or Bank employees of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

2008 STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2009 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office in Buchanan, Virginia, on or before December 15, 2008.

OTHER BUSINESS

The Board of Directors does not know of any matters that may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Stockholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.

By Order of the Board of Directors

H. Watts Steger, III
Chairman & Chief Executive Officer

Dated: March 28, 2008

BOTETOURT BANKSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tommy L. Moore and H. Watts Steger, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 14, 2008 at 2:30 p.m., local time, or any adjournments thereof, for the following purposes:

1.	To elect as directors the three persons listed as nominees below for a three year term:

		( ) FOR nominees listed below	( ) Withhold authority to vote
		(except as written on the line below)	for all nominees listed below

CLASS II Nominees (Serving until 2011)

	G. Lyn Hayth, III	Gerald A. Marshall		Tommy L. Moore

(Instruction: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.

SIGNATURE	SIGNATURE

Date:	Date: